SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009 (September 28, 2009)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On September 28, 2009 Standard & Poor's Rating Services (“S&P”) issued a press release announcing that it had lowered its counterparty credit, financial strength, and financial enhancement ratings on MBIA Insurance Corporation (“MBIA Corp.”)  to ’BB+’ from ‘BBB‘  and lowered its counterparty credit rating on MBIA Inc. to ‘BB-’ from ’BB’ with negative outlook.  In addition, S&P affirmed its ‘A’ counterparty credit, financial strength and financial enhancement ratings on National Public Finance Guarantee Corporation (“National”) and announced that the outlook on National remains developing.

S&P cited its rationale for the downgrades as “increased concern about the continued adverse loss development within MBIA [Corp.], specifically with non-public finance transactions.”  In addition, S&P noted that “sizeable exposures to certain asset classes within the insured portfolio could create significant losses and balance-sheet volatility.”

S&P also noted that it downgraded MBIA Corp. and MBIA Inc. “because macroeconomic conditions continue to contribute to losses on the group’s structured finance products”  and that “losses on MBIA [Corp.]’s 2005-2007 vintage direct RMBS and CDO of ABS could be higher than [it] had expected.  However, the downgrade also reflects potentially increased losses in other asset classes, including but not limited to CMBS and--for other years prior to 2005--within RMBS.”

S&P also stated that it “affirmed [its] ratings on National, which assumed MBIA's U.S. public finance business, because it is not exposed to structured products. The rating on National reflects our view of both its uncertain business and capital-raising prospects. Management's stated goals are to raise additional capital to bolster National's current resources and effectively ring-fence National from MBIA [Corp.] and its more volatile book of business. However, the ring-fencing actions it has taken so far have had limited impact in that we view National as no more or less ring-fenced than any typical bond insurance subsidiary operating in a consolidated group. In addition, the legal challenges the company faces as a result of its restructuring are, in our opinion, an impediment to both business prospects and capital-raising efforts.”

In addition, S&P stated that “the negative outlook on MBIA and the holding company reflects our view that adverse loss development on the structured finance book could continue. In the next few years, liquidity will likely be adequate to meet debt-service and holding-company obligations (including operating expenses). However, increased losses and earnings volatility could still occur. We expect that the company will maintain a sufficient number of experienced staff members to support surveillance and remediation efforts within the various business segments, with a focus on liquidity risk management. Considering the runoff nature of the franchise, it is unlikely that we would raise the rating. Alternatively, if there were increased losses within the investment portfolio, potential reserve charges, or diminished liquidity, we could take a negative rating action.”

S&P also noted that “the outlook on National is developing” and that S&P “could raise the rating if there is a favorable resolution of the current litigation, which in turn could facilitate capital-raising efforts and lead to more tangible separation of National from MBIA [Corp.] and MBIA Inc.”  S&P further stated that “improving business acceptance could be an outgrowth of these developments, which could lead to a rating in the ‘AA’ category.  Alternatively, an ongoing lack of market acceptance and continued weak financial flexibility could result in a downgrade to the ‘BBB’ category.”

S&P noted that lists of the ratings affected by these actions will be posted in the coming days at www.standardandpoors.com/Ratings/Bond Insurance and that ratings information is also available on RatingsDirect.  S&P stated that its analysis of the impact of these ratings actions is ongoing and that it will post any additional rating changes at the same locations.

Below is the list of ratings actions included in S&P’s press release:

“Downgraded
	To	From

MBIA Insurance Corp.
MBIA Assurance S.A.
Capital Markets Assurance Corp.
Counterparty Credit Rating
Local Currency	BB+/Negative/--	BBB/Negative/--

MBIA Insurance Corp.
MBIA U.K. Insurance Ltd.
MBIA Assurance S.A.
Capital Markets Assurance Corp.
Financial Strength Rating
Local Currency	BB+/Negative/--	BBB/Negative/--

MBIA Insurance Corp.
MBIA U.K. Insurance Ltd.
MBIA Assurance S.A.
Financial Enhancement Rating
Local Currency	BB+/--/--	BBB/--/--

MBIA Inc.
Counterparty Credit Rating
Local Currency	BB-/Negative/--	BB/Negative/--

MBIA Insurance Corp.
Senior Unsecured	B+	BB
Preferred Stock	B+	BB

MBIA Global Funding LLC
Senior Secured	BB+	BBB
Senior Unsecured	BB+	BBB

MBIA Inc.
Senior Unsecured	BB-	BB

Ratings Affirmed

Municipal Bond Insurance Assn.
National Public Finance Guarantee Corp
Counterparty Credit Rating
Local Currency	A/Developing/--
Financial Strength Rating
Local Currency	A/Developing/--

National Public Finance Guarantee Corp
Financial Enhancement Rating
Local Currency	A/--/--“

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	September 30, 2009